UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 1, 2015

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450 Aliso Viejo, California (Address of principal executive offices)	92656 (Zip Code)
(949) 382-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of and Consulting Agreement with Joseph D. Davis. Joseph D. Davis, age 65, has notified the Board of Directors of The New Home Company Inc. (the “Company”) of his resignation from his position as Chief Investment Officer, effective June 26, 2015.
In connection with his resignation, Mr. Davis and the Company entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Davis will serve as a consultant to the Company for an initial one year term, commencing on June 26, 2015. Under the Consulting Agreement, Mr. Davis will receive the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims: (i) a monthly consulting fee of $10,000; (ii) continued vesting of each outstanding unvested Company equity award held by Mr. Davis as of June 26, 2015 (a “Pre-Consulting Equity Award”) in accordance with the terms and conditions of such award existing prior to Mr. Davis’ resignation (based on Mr. Davis’ continued provision of consulting services thereafter rather than continued employment); and (iii) up to thirty-six (36) months’ Company-subsidized COBRA and Cal-COBRA coverage for Mr. Davis and his eligible dependents. The Consulting Agreement also requires the continued compliance with the restrictive covenants in Mr. Davis’ employment agreement.
In the event that the Consulting Agreement and Mr. Davis’ consulting services are terminated by the Company without cause, Mr. Davis will receive the following, subject to his timely execution and non-revocation of a general release of claims: (i) continued payment of any remaining portion of Mr. Davis’ consulting fee; (ii) continued Company-subsidized COBRA and Cal-COBRA coverage; and (iii) each Pre-Consulting Equity Award will accelerate and vest in full (to the extent then-unvested). In addition, if the Consulting Agreement and Mr. Davis’ consulting services are terminated by the Company at the end of the initial one-year term due to the Company’s decision not to renew the agreement, then each Pre-Consulting Equity Award will accelerate and vest in full (to the extent then-unvested).
The foregoing description of the Consulting Agreement is a summary only and is qualified in its entirety by reference to the full text of the Consulting Agreement which will be attached to the Company’s next Quarterly Report.

Transition of Wayne Stelmar to Chief Investment Officer. On June 1, 2015, the Company publicly announced the transition of Wayne Stelmar, age 60, resigning his position as the Company’s Chief Financial Officer to serve as the Company’s Chief Investment Officer. Mr. Stelmar will assume the title and function of Chief Investment Officer effective as of June 26, 2015. As disclosed above, Joseph D. Davis, the Company’s current Chief Investment Officer, is resigning, effective June 26,2015.
There are no (i) family relationships between Mr. Stelmar and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company or (ii) related party transactions with Mr. Stelmar requiring disclosure pursuant to Item 404 of Regulation S-K.

Appointment of John M. Stephens as Chief Financial Officer. On June 1, 2015, the Company publicly announced the appointment of John M. Stephens, age 47, to serve as the Company’s Chief Financial Officer, effective as of June 26, 2015. As disclosed above, Wayne Stelmar, the Company’s current Chief Financial Officer, is transitioning into the role of Chief Investment Officer, effective June 26, 2015. Most recently, Mr. Stephens served as Senior Vice President, Chief Financial Officer and Principal Accounting Officer of M.D.C. Holdings Inc. from February 2012 to May 2015. He previously was with Standard Pacific Corp., one of the country’s largest homebuilders, serving as Chief Financial Officer from February 2009 through June 2011, Senior Vice President from May 2007 through June 2011, Corporate Controller from November 1996 through February 2009 and Treasurer from May 2001 until October 2002 and from November 2009 through June 2011. Prior to Standard Pacific, Mr. Stephens was an audit manager with the international accounting firm Arthur Andersen LLP.
We entered into an employment agreement with Mr. Stephens (the “Employment Agreement”) that has an initial term of three years beginning on June 26, 2015. The Employment Agreement provides for automatic one-year extensions after the expiration of the initial term, unless either party provides the other with at least 180 days’ prior written notice of non-renewal.
The Employment Agreement provides for, among other things:

•	an annual base salary of $450,000, subject to increases approved by the Board from time to time;

•
eligibility for annual cash performance bonuses based on the satisfaction of performance goals to be established by our compensation committee (for 2015, the annual bonus will be targeted at 60% of the base salary actually paid to Mr. Stephens in 2015);

•
with respect to calendar year 2015, the grant of restricted stock units with a dollar-denominated value of $250,000, vesting in one-third installments on June 26 of each of 2016, 2017 and 2018, subject to Mr. Stephens’ continued employment with the Company through the applicable vesting date; the award will be made pursuant to terms and conditions set forth in the Company’s previously-filed form restricted stock unit award agreement;

•	subject to the approval of our compensation committee, eligibility for equity-based compensation awards on the same terms and conditions as other senior executive officers; and

•	participation in any employee benefit plans and programs that are maintained from time to time for our other senior executive officers.
The Employment Agreement contains customary employee non-solicitation provisions that apply during the term of the agreement and for two years after a termination of employment. The Employment Agreement also contains standard confidentiality provisions that apply during the term of the agreement and after a termination of employment.
Upon a termination of Mr. Stephens’ employment for cause, or if Mr. Stephens resigns without good reason, he will be entitled to receive any earned but unpaid annual base salary, any earned but unpaid prior-year bonus, reimbursement of expenses incurred prior to the date of termination, accrued vacation and any other paid-time-off and any benefits that have been earned and accrued prior to the date of termination (referred to as the “Earned Benefits”).
If we terminate Mr. Stephens’ employment without cause or if he terminates his employment for good reason or due to disability or death, he will be entitled to receive the Earned Benefits. In addition we will reimburse the employer-subsidized portion of the premium under our health and dental plans for up to 12 months. If we terminate Mr. Stephens’ employment without cause or if he terminates his employment for good reason, he will also be entitled to receive a lump sum cash payment in an amount equal to the sum of (1) his annual base salary, plus (2) the highest annual bonus paid to Mr. Stephens during the previous three calendar years.
Severance payments and benefits will be payable only if Mr. Stephens signs and does not revoke a waiver and release of any claims against us.
The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement which will be attached to the Company’s next Quarterly Report.
There are no (i) family relationships between Mr. Stephens and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company or (ii) related party transactions with Mr. Stephens requiring disclosure pursuant to Item 404 of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

99.1    Press release dated June 1, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The New Home Company Inc.

Date: June 1, 2015	By:	/s/ H. Lawrence Webb
H. Lawrence Webb
Chief Executive Officer